EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:    June 21, 2007

BRENCOURT ADVISORS, LLC

By: /s/ Michael Palmer
Name: Michael Palmer
        Title:  Chief Financial Officer

BRENCOURT CREDIT OPPORTUNITIES
MASTER, LTD.
By:  Brencourt Advisors, LLC, its investment advisor

By: /s/ Michael Palmer
Name: Michael Palmer
                                                                Title:   Chief Financial Officer

BRENCOURT MERGER ARBITRAGE
MASTER, LTD.
By: Brencourt Advisors, LLC, its investment advisor

By: /s/ Michael Palmer
Name: Michael Palmer
                                                        Title:   Chief Financial Officer